Exhibit 3.1

STATE OF NEVADA

ROSS MILLER

Secretary of State

OFFICE OF THE

SECRETARY OF STATE

SCOTT W. ANDERSON

Deputy Secretary

for Commercial Recordings

Certified Copy

September 3, 2008

Job Number: C20080903-2651

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s) Description Number of Pages

20080590150-80 Stock Split 1 Pages/1 Copies

Respectfully,

ROSS MILLER Secretary of State

By

Certification Clerk

Commercial Recording Division 202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708 Fax (775) 684-7138

019399

ROSS MILLER

Secretary of State

204 North Carson Street. Ste 1 Carson City, Nevada 89701-4288

(775) 684 5708 Filed in the office of Document Number

Website: www.nvsos.gov 20080590150-80

Filing Date and Time

Ross Miller 09/03/2008 3:39 PM

Secretary of State Entity Number

Certificate of Change Pursuant State of Nevada C3599-1986

to NRS 78.209

USE BLACK INK ONLY . DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Progressive Gaming International Corporation (C3599-1986)

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, $0.10 par value, and 5,000,000 shares of preferred stock, $0.10 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

12,500,000 shares of common stock, $0.10 par value, and 5,000,000 shares of preferred stock, $0.10 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of the Corporation’s common stock will be issued after the change in exchange for each eight shares of common stock held by each record stockholder at the effective date and time of the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional share which would otherwise be issued as a result of the change will be rounded up to the nearest whole share.

7. Effective date of filing: (optional)

8. Signature: (required)

At the end of business on September 15, 2000

(must not be later than 90 days after the certificate is filed)

Signature of Officer Robert B. Ziems

Secretary

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock [ILLEGIBLE]

Revised: 7-1-08